Exhibit 10.12.7
HEALTHPEAK PROPERTIES, INC.
2023 PERFORMANCE INCENTIVE PLAN
NON-NEO OP UNIT AWARD AGREEMENT
THIS NON-NEO OP UNIT AWARD AGREEMENT (this “Agreement”) is effective as of [] (the “Award Date”) by and between Healthpeak Properties, Inc., a Maryland corporation (the “Corporation”), Healthpeak OP, LLC (the “Partnership”), and [] (the “Participant”).
W I T N E S S E T H
WHEREAS, to the Corporation maintains the Healthpeak Properties, Inc. 2023 Performance Incentive Plan, as amended and/or restated from time to time (the “Plan”);
WHEREAS, pursuant to that certain Non-NEO Restricted Stock Unit Award Agreement, dated as of [●] (the “Original Award Date”), Old Healthpeak (as defined below) previously granted to the Participant an award of [●] restricted stock units under the Plan (the “RSU Award”);
WHEREAS, pursuant to that certain Agreement and Plan of Merger, dated as of February 7, 2023 (the “Merger Agreement”), by and among the entity known as Healthpeak Properties, Inc. prior to the Merger (“Old Healthpeak”), New Healthpeak, Inc. and Healthpeak Merger Sub, Inc. (“Merger Sub”), Merger Sub merged with and into Old Healthpeak, with Old Healthpeak being the surviving entity and becoming a subsidiary of New Healthpeak, Inc. (the “Merger”);
WHEREAS, following the Merger, New Healthpeak, Inc. changed its name to “Healthpeak Properties, Inc.” and Old Healthpeak converted to a Maryland limited liability company named “Healthpeak OP, LLC”;
WHEREAS, effective as of the effective time of the Merger, the RSU Award was automatically converted into a restricted stock unit award with respect to the same number of shares of common stock of the Corporation and subject to the same terms and conditions, including vesting terms, as the RSU Award immediately prior to the effective time of the Merger;
WHEREAS, as of the date hereof, [●] restricted stock units remained outstanding under the RSU Award;
WHEREAS, the Participant elected to cancel and replace the RSU Award with an award of profits interest units (“OP Units”, which are “LTIP Units” as defined in the Plan); and
WHEREAS, the Corporation, the Partnership and the Participant desire to enter into this Agreement to set forth the terms of the award of OP Units resulting from the cancellation and replacement of the RSU Award.
NOW THEREFORE, in consideration of services rendered and to be rendered by the Participant to or for the benefit of the Partnership, and the mutual promises made herein and the mutual benefits to be derived therefrom, the parties agree as follows:
1.Defined Terms. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Plan or the Partnership Agreement, as applicable.

2.Grant.
(a)Subject to the terms of this Agreement, the Partnership hereby grants to the Participant an award (the “Award”) of [•] OP Units. The Partnership and the Participant acknowledge and agree that the OP Units are hereby issued to the Participant for the performance of services to or for the benefit of the Partnership in his or her capacity as a Member or in anticipation of the Participant becoming a Member. Upon receipt of the Award, the Participant shall, automatically and without further action on his or her part, be deemed to be a party to, signatory of and bound by the Partnership Agreement. At the request of the Partnership, the Participant shall execute the Partnership Agreement or a joinder or counterpart signature page thereto. The Participant acknowledges that the Partnership may from time to time issue or cancel (or otherwise modify) OP Units in accordance with the terms of the Partnership Agreement. The OP Units shall have the rights, voting powers, restrictions, limitations as to distributions, qualifications and terms and conditions of redemption and conversion set forth in this Agreement, the Plan and in the Partnership Agreement, and any rules adopted by the Administrator, as such rules are in effect from time to time. The parties acknowledge and agree that the OP Units are being granted subject to the cancellation of, and as a replacement for, the RSU Award, and the Participant acknowledges, agrees and consents to such cancellation and replacement as set forth herein. The Participant further agrees that, as of the Effective Date, the RSU Award and the restricted stock units subject thereto shall be cancelled and of no further force or effect, and the Participant shall have no further right, title or interest in the RSU Award, such restricted stock units or any shares of stock issuable thereunder.
(b)As a condition to the grant of the Award and the Participant’s right to receive and retain the OP Units, (i) concurrent with or prior to the execution of this Agreement, the Participant shall execute  and deliver to the Company a Non-Referral Source Certification substantially in the form attached hereto as Exhibit A (a “Certification”) and (ii) the Participant’s representations and warranties set forth therein shall be true and correct in all respects as of the date thereof.  In the event that the Participant has previously delivered a true and correct Certification to the Company, the provisions of this Section 2(b) shall not apply and the Participant shall not be required to execute and deliver an additional Certification in connection with the grant of the Award.
3.Vesting. Subject to Section 8 below, the Award shall vest and become nonforfeitable with respect to 100% of the total number of the OP Units issued hereby on the third anniversary of the Original Award Date.
4.Continuance of Employment. Except as otherwise expressly provided in Section 8, the vesting schedule requires continued employment or service through each applicable vesting date, as provided in Section 3, as a condition to the vesting of the applicable installment of the Award and the rights and benefits under this Agreement. Employment or service for only a portion of the vesting period, even if a substantial portion, will not entitle the Participant to any proportionate vesting or avoid or mitigate a termination of rights and benefits upon or following a termination of employment or service as provided in Section 8 below or under the Plan.
Nothing contained in this Agreement or the Plan constitutes an employment or service commitment by the Corporation or any of its Subsidiaries, affects the Participant’s status as an employee at will who is subject to termination without cause, confers upon the Participant any right to remain employed by or in service to the Corporation or any of its Subsidiaries, interferes in any way with the right of the Corporation or any of its Subsidiaries at any time to terminate such employment or services, or affects the right of the Corporation or any of its Subsidiaries to increase or decrease the Participant’s other compensation or benefits. Nothing in this paragraph, however, is intended to adversely affect any independent contractual right of the Participant without his or her consent thereto.

5.Restrictions on Transfer.
(a)The Award and the OP Units are subject to the restrictions on transfer of Membership Units (including, without limitation, OP Units) set forth in Article 11 of the Partnership Agreement. Any permitted transferee of the Award or OP Units shall take such Award or OP Units subject to the terms of the Plan, this Agreement, and the Partnership Agreement. Any such permitted transferee must, upon the request of the Partnership, agree to be bound by the Plan, the Partnership Agreement, and this Agreement, and shall execute the same on request, and must agree to such other waivers, limitations, and restrictions as the Partnership or the Corporation may reasonably require. Any Transfer of the Award or OP Units which is not made in compliance with the Plan, the Partnership Agreement and this Agreement shall be null and void and of no effect.
(b)Without the consent of the Administrator (which it may give or withhold in its sole discretion), the Participant shall not Transfer any unvested OP Units or any portion of the Award attributable to such unvested OP Units (or any securities into which such unvested OP Units are converted or exchanged), other than by will or pursuant to the laws of descent and distribution (the “Transfer Restrictions”); provided, however, that the Transfer Restrictions shall not apply to any Transfer of unvested OP Units or of the Award to the Partnership or the Corporation.
(c)As to any vested OP Units, the Participant agrees that the Participant will not Transfer such OP Units (or any Common Units or shares of Common Stock in respect of which such OP Units have been exchanged) prior to the date that is one (1) year after the date such OP Units became vested in accordance with the terms of the Award (for example, if 100 Common Units or shares of Common Stock were acquired in respect of 100 OP Units that became vested on a particular date, such one-year period would commence as of such vesting date as to those 100 Common Units or shares); provided, however, that the restrictions set forth in this Section 5(c) shall (i) not apply to any Units or shares sold by the Participant to satisfy any tax liability arising in connection with the exchange or disposition of the OP Units, (ii) not apply to any transfer made without consideration (or for only nominal consideration) to a “family member” (as such term is defined in the SEC General Instructions to a Registration Statement on Form S-8) of the Participant solely for purposes of estate or tax planning, and provided the transfer restrictions on such Units or shares continue in effect after any such transfer, and (iii) lapse upon the Participant’s death or Total Disability or as otherwise provided by the Corporation. The Corporation may provide for any Units or shares of Common Stock acquired with respect to the Award and issued in book-entry form to include notations regarding the restrictions on transfer imposed under this Section 5(c) (or, as to any such Common Units or shares issued in certificate form, provide for such certificates to bear appropriate legends regarding such transfer restrictions).
6.Execution and Return of Documents and Certificates. At the Corporation’s or the Partnership’s request, the Participant hereby agrees to promptly execute, deliver and return to the Partnership any and all documents or certificates that the Corporation or the Partnership deems necessary or desirable to effectuate the cancellation and forfeiture of the unvested OP Units and the portion of the Award attributable to the unvested OP Units, or to effectuate the transfer or surrender of such unvested OP Units and portion of the Award to the Partnership.
7.Covenants, Representations and Warranties. The Participant hereby represents, warrants, covenants, acknowledges and agrees on behalf of the Participant and his or her spouse, if applicable, that:

(a)Investment. The Participant is holding the Award and the OP Units for the Participant’s own account and not for the account of any other Person. The Participant is holding the Award and the OP Units for investment and not with a view to distribution or resale thereof except, in compliance with applicable laws regulating securities.
(b)Relation to the Partnership. The Participant is presently an employee of, or consultant to, the Partnership, or is otherwise providing services to or for the benefit of the Partnership, and in such capacity has become personally familiar with the business of the Partnership.
(c)Access to Information. The Participant has had the opportunity to ask questions of, and to receive answers from, the Partnership with respect to the terms and conditions of the transactions contemplated hereby and with respect to the business, affairs, financial conditions and results of operations of the Partnership.
(d)Registration. The Participant understands that the OP Units have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and the OP Units cannot be transferred by the Participant unless such transfer is registered under the Securities Act or an exemption from such registration is available. The Partnership has made no agreements, covenants or undertakings whatsoever to register the transfer of the OP Units under the Securities Act. The Partnership has made no representations, warranties or covenants whatsoever as to whether any exemption from the Securities Act, including, without limitation, any exemption for limited sales in routine brokers’ transactions pursuant to Rule 144 of the Securities Act, will be available.
(e)Public Trading. None of the Partnership’s securities are presently publicly traded, and the Partnership has made no representations, covenants or agreements as to whether there will be a public market for any of its securities.
(f)Tax Advice. The Partnership has made no warranties or representations to the Participant with respect to the income tax consequences of the transactions contemplated by this Agreement (including, without limitation, with respect to the decision of whether to make an election under Section 83(b) of the Code and with respect to the grant of the OP Units), and the Participant is in no manner relying on the Partnership or its representatives for an assessment of such tax consequences. The Participant hereby recognizes that the Internal Revenue Service has proposed regulations under Sections 83 and 704 of the Code that may affect the proper treatment of the OP Units for federal income tax purposes. In the event that those proposed regulations are finalized, the Participant hereby agrees to cooperate with the Partnership in amending this Agreement and the Partnership Agreement, and to take such other action as may be required, to conform to such regulations. The Participant is advised to consult with his or her own tax advisor with respect to the tax consequences of owning and disposing of the OP Units with respect to the cancellation and replacement of the RSU Award.
8.Effect of Termination of Employment or Services. If the Participant ceases to be employed by or ceases to provide services to the Corporation or a Subsidiary (the date of such termination of employment or service is referred to as the Participant’s “Severance Date”), the Participant’s OP Units shall be cancelled and forfeited to the extent such units have not become vested pursuant to Section 3 hereof upon the Severance Date regardless of the reason for the termination of the Participant’s employment or services; provided, however, that if the Participant’s employment is terminated as a result of the Participant’s death, Total Disability (as defined below) or Retirement (as defined below), the Participant’s OP Units, to the extent such units are not then vested, shall become fully vested as of the Severance Date. If any unvested OP Units are forfeited hereunder, such OP Units shall automatically be cancelled as of the applicable Severance Date without payment of any consideration by the

Corporation and without any other action by the Company, the Partnership, the Participant, or the Participant’s beneficiary or personal representative, as the case may be.
For purposes of the Award, “Total Disability” means a “permanent and total disability” (within the meaning of Section 22(e)(3) of the Code or as otherwise determined by the Administrator). For purposes of the Award, “Retirement” means, that, as of the date of termination of the Participant’s employment or services, the Participant (1) has attained age 65 and completed at least five (5) full years of service as an employee of the Corporation and its Subsidiaries and/or a member of the Board, or (2) has attained age 60 and completed at least fifteen (15) full years of service as an employee of the Corporation and its Subsidiaries and/or a member of the Board.
Notwithstanding the foregoing, the Participant shall be entitled to any accelerated vesting with respect to the OP Units in connection with the Participant’s severance provided for in the circumstances in, and subject to, the express terms of any written employment agreement entered into between the Participant and Corporation or any of its Subsidiaries and that is in effect on the Severance Date.
9.Adjustments Upon Specified Events; Change in Control Event.
(a)Adjustments. To the extent applicable, the Award shall be subject to adjustment by the Administrator in accordance with Section 7.1 of the Plan.
(b)Change in Control Event. Upon the occurrence of an event contemplated by Section 7.2 or 7.3 of the Plan and notwithstanding any provision of Section 7.2 and 7.3 of the Plan or any employment agreement to the contrary, the Award (to the extent outstanding at the time of such event) shall continue in effect in accordance with its terms following such event (subject to adjustment in connection with such event pursuant to Section 7.1 of the Plan); provided, however, that the Administrator shall determine, in its sole discretion, whether the vesting of the OP Units will accelerate in connection with such event and the extent of any such accelerated vesting.
10.Taxes. The Partnership and the Participant intend that (i) the OP Units be treated as a “profits interest” as defined in Internal Revenue Service Revenue Procedure 93-27, as clarified by Revenue Procedure 2001-43, (ii) the issuance and vesting of the OP Units shall not be taxable events to the Partnership or the Participant as provided in such revenue procedure, and (iii) the Partnership Agreement, the Plan and this Agreement be interpreted consistently with such intent. In furtherance of such intent, effective immediately prior to the issuance of the OP Units, the Partnership may revalue all Partnership assets to their respective gross fair market values, and make the resulting adjustments to the “Capital Accounts” (as defined in the Partnership Agreement) of the Members, in each case as set forth in the Partnership Agreement. The Corporation, the Partnership or any Subsidiary may withhold from the Participant’s wages, or require the Participant to pay to such entity, any applicable withholding or employment taxes resulting from the issuance of the Award hereunder, from the vesting or lapse of any restrictions imposed on the Award, or from the ownership or disposition of the OP Units.
11.Capital Account. The Participant shall make no contribution of capital to the Partnership in connection with the Award and, as a result, the Participant’s Capital Account balance in the Partnership immediately after his or her receipt of the OP Units shall be equal to zero, unless the Participant was a Member of the Partnership prior to such issuance, in which case the Participant’s Capital Account balance shall not be increased as a result of his or her receipt of the OP Units.
12.Redemption Rights. Notwithstanding anything to the contrary in the Partnership Agreement, Membership Units which are acquired upon the conversion of the OP Units shall not, without the consent of the

Partnership (which may be given or withheld in its sole discretion), be redeemed pursuant to Section 15.1 of the Partnership Agreement within two (2) years following the date of the issuance of such OP Units.
13.Section 83(b) Election. The Participant covenants that the Participant shall make a timely election under Section 83(b) of the Code (and any comparable election in the state of the Participant’s residence) with respect to the OP Units covered by the Award, and the Partnership hereby consents to the making of such election(s). In connection with such election, the Participant and the Participant’s spouse, if applicable, shall promptly provide a copy of such election to the Partnership. Instructions for completing an election under Section 83(b) of the Code and a form of election under Section 83(b) of the Code are attached hereto as Exhibit B. The Participant represents that the Participant has consulted any tax advisor(s) that the Participant deems advisable in connection with the filing of an election under Section 83(b) of the Code and similar state tax provisions. The Participant acknowledges that it is the Participant’s sole responsibility and not the Corporation’s to timely file an election under Section 83(b) of the Code (and any comparable state election), even if the Participant requests that the Corporation or any representative of the Corporation make such filing on the Participant’s behalf. The Participant should consult his or her tax advisor to determine if there is a comparable election to file in the state of his or her residence.
14.Ownership Information. The Participant hereby covenants that so long as the Participant holds any OP Units, at the request of the Partnership, the Participant shall disclose to the Partnership in writing such information relating to the Participant’s ownership of the OP Units as the Partnership reasonably believes to be necessary or desirable to ascertain in order to comply with the Code or the requirements of any other appropriate taxing authority.
15.Remedies. The Participant shall be liable to the Partnership for all costs and damages, including incidental and consequential damages, resulting from a disposition of the Award or the OP Units which is in violation of the provisions of this Agreement. Without limiting the generality of the foregoing, the Participant agrees that the Partnership shall be entitled to obtain specific performance of the obligations of the Participant under this Agreement and immediate injunctive relief in the event any action or proceeding is brought in equity to enforce the same. The Participant will not urge as a defense that there is an adequate remedy at law.
16.Restrictive Legends. Certificates evidencing the OP Units, to the extent such certificates are issued, may bear such restrictive legends as the Partnership and/or the Partnership’s counsel may deem necessary or advisable under applicable law or pursuant to this Agreement, including, without limitation, the following legends or any legends similar thereto:
“The securities represented hereby have not been registered under the Securities Act of 1933, as amended (the “Securities Act”). Any transfer of such securities will be invalid unless a Registration Statement under the Securities Act is in effect as to such transfer or in the opinion of counsel for Healthpeak OP, LLC (the “Partnership”) such registration is unnecessary in order for such transfer to comply with the Securities Act.”

“The securities represented hereby are subject to forfeiture, transferability and other restrictions as set forth in (i) a written agreement with the Partnership, (ii) the Healthpeak Properties, Inc. 2023 Performance Incentive Plan, and (iii) the Operating Agreement of Healthpeak OP, LLC, in each case, as has been and as may in the future be amended (or amended and restated) from time to time, and such securities may not be sold or otherwise transferred except pursuant to the provisions of such documents.”

17.Notices. Any notice to be given under the terms of this Agreement shall be in writing and addressed to the Corporation at its principal office to the attention of the Secretary, and to the Participant at the Participant’s last address reflected on the Corporation’s payroll records. Any notice shall be delivered in person or shall be enclosed in a properly sealed envelope, addressed as aforesaid, registered or certified, and deposited (postage and registry or certification fee prepaid) in a post office or branch post office regularly maintained by the United States Government. Any such notice shall be given only when received, but if the Participant is no longer an Eligible Person, shall be deemed to have been duly given five (5) business days after the date mailed in accordance with the foregoing provisions of this Section 17.
18.Plan and Partnership Agreement. The Award and all rights of the Participant under this Agreement are subject to the terms and conditions of the provisions of the Plan and the Partnership Agreement, each of which is incorporated herein by reference. The Participant agrees to be bound by the terms of the Plan, this Agreement and the Partnership Agreement. The Participant acknowledges having read and understanding the Plan, the Prospectus for the Plan, this Agreement and the Partnership Agreement. Unless otherwise expressly provided in other sections of this Agreement, provisions of the Plan that confer discretionary authority on the Board or the Administrator do not (and shall not be deemed to) create any rights in the Participant unless such rights are expressly set forth herein or are otherwise in the sole discretion of the Board or the Administrator so conferred by appropriate action of the Board or the Administrator under the Plan after the date hereof.
19.Entire Agreement. This Agreement, the Plan and the Partnership Agreement together constitute the entire agreement and supersede all prior understandings and agreements, written or oral, of the parties hereto with respect to the subject matter hereof. The Plan and this Agreement may be amended pursuant to Section 8.6 of the Plan and/or the applicable provisions of the Partnership Agreement. Any such amendment must be in writing and signed by the Corporation (and, if applicable, the Partnership). Except to the extent provided in the Partnership Agreement, any such amendment that materially and adversely affects the Participant’s rights under this Agreement requires the consent of the Participant in order to be effective with respect to the Award. The Corporation or the Partnership may, however, unilaterally waive any provision hereof in writing to the extent such waiver does not adversely affect the interests of the Participant hereunder, but no such waiver shall operate as or be construed to be a subsequent waiver of the same provision or a waiver of any other provision hereof. The Participant acknowledges receipt of a copy of this Agreement, the Plan, the Prospectus for the Plan and the Partnership Agreement.
20.Counterparts. This Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.
21.Section Headings. The section headings of this Agreement are for convenience of reference only and shall not be deemed to alter or affect any provision hereof.
22.Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Maryland without regard to conflict of law principles thereunder.
23.Construction. It is intended that the terms of the Award will not result in the imposition of any tax liability pursuant to Section 409A of the Code. This Agreement shall be construed and interpreted consistent with that intent.
24.Clawback Policy. The OP Units are subject to the terms of the Corporation’s recoupment, clawback or similar policy as it may be in effect from time to time, as well as any similar provisions of applicable law, any of which could in certain circumstances require repayment or forfeiture of the OP Units or any Common

Units or shares of Common Stock or other cash or property received with respect to the OP Units (including any value received from a disposition thereof).
25.Survival of Representations and Warranties. The representations, warranties and covenants contained in Section 7 hereof shall survive the later of the date of execution and delivery of this Agreement or the issuance of the Award.
26.Fractional Units. For purposes of this Agreement, any fractional OP Units that vest or become entitled to distributions pursuant to the Partnership Agreement will be rounded as determined by the Corporation or the Partnership; provided, however, that in no event shall such rounding cause the aggregate number of OP Units that vest or become entitled to such distributions to exceed the total number of OP Units set forth in Section 2 of this Agreement.
THE PARTICIPANT’S ACCEPTANCE OF THE AWARD THROUGH THE ELECTRONIC STOCK PLAN AWARD RECORDKEEPING SYSTEM MAINTAINED BY THE CORPORATION OR ITS DESIGNEE CONSTITUTES THE PARTICIPANT’S AGREEMENT TO THE TERMS AND CONDITIONS HEREOF, AND THAT THE AWARD IS GRANTED UNDER AND GOVERNED BY THE TERMS AND CONDITIONS OF THE PLAN AND THIS AGREEMENT.

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